Exhibit 99.1

TOMI™ Reports Third Quarter 2014 Results

FINANCIAL HIGHLIGHTS:

  Continued growth in revenue over the last six quarters;
  Continued improvement in gross margin; and
  Moved into new facility in Frederick, Maryland, in September of 2014.

BEVERLY HILLS, Calif.--(BUSINESS WIRE)--November 11, 2014--TOMI™ Environmental Solutions, Inc. (“TOMI” or the “Company”) (OTCQB: TOMZ), a global bacteria and infectious disease control company with both end user and service provider clients, today reported its financial results for the third quarter of 2014.

FINANCIAL RESULTS

Third Quarter of 2014 Compared to Third Quarter of 2013:

  Net loss attributable to the Company of $1,254,000 or $0.02 per share, compared to $2,946,000 or $0.04 per share for the third quarter of 2013.
  Revenue of $515,000 for the third quarter, compared to $295,000 for the third quarter of 2013, representing an increase of $220,000 or 75%. Revenue increased in all of the Company’s divisions, driven largely by international gains during the quarter.
  Gross profit of $327,000 for the third quarter, compared to $109,000 for the third quarter of 2013, representing an increase of $218,000 or 199%.
  As a percentage of sales, gross profit was 64% for the third quarter, compared to 37% for the third quarter in 2013.
  Without the non-cash charge of $976,000 for equity-based compensation, the loss from operations would be approximately $446,000 for the third quarter of 2014.

“We have achieved six consecutive quarters of sales growth and margin expansion since TOMI has purchased BIT technology from L-3 nearly 19 months ago, and we are excited by our prospects for continued improvement,” stated Dr. Halden Shane, TOMI’s Chairman and Chief Executive Officer. “The international demand for portability in a decontamination technology that is red-light-green-light, leaves no residue and achieves a six-log reduction in killing and inactivating antimicrobial pathogens continues to improve. We are further realizing the benefits of our long-term strategy to expand our presence in international core dealer channels, introduce new product design along with adding greater functionality benefits to our existing line of our SteraMist products along with maintaining a disciplined cost structure. The expansion of our facility with RG Group is a reflection of the success we have enjoyed in our market space and the growth opportunities that we believe exist. With our strategy intact and our overall business improving across all our divisions such as Sales, Service and Training, we look forward to entering 2015 well positioned.”

About TOMI™ Environmental Solutions, Inc.

TOMI™ Environmental Solutions, Inc. (TOMZ) is a global bacteria decontamination and infectious disease control company, providing green energy-efficient environmental solutions for indoor surface decontamination through manufacturing, sales, servicing and licensing of TOMI’s Hydrogen Peroxide mist and fog product SteraMist™ that utilizes TOMI’s™ Binary Ionization Technologies (BIT) platform. TOMI™’s products are designed to service a broad spectrum of commercial structures including medical facilities, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, and athletic facilities. TOMI™’s products and services have also been used in single-family homes and multi-unit residences.

TOMI’s products are designed to service a broad spectrum of commercial structures including medical facilities, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks and athletic facilities. TOMI’s products and services have also been used in single-family homes and multi-unit residences. Currently, TOMI’s products are being used in 8 countries (Australia, Singapore, South Korea, Panama, Mexico, Spain, Italy and the United Kingdom).

TOMI™ also develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, The Restoration Industry Association, Indoor Air Quality Association and The International Ozone Association.

For additional product information, visit www.tomiesinc.com or contact us at info@tomiesinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. Because they are forward-looking, they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET

ASSETS
Current Assets:	September 30,	December 31,
	2014	2013
	(Unaudited)
Cash and Cash Equivalents	$85,837	$706,350
Cash – Restricted (Note 6)	228	70,124
Accounts Receivable - net	534,690	805,809
Inventories (Note 3)	517,105	407,549
Prepaid Expenses	41,187	7,980
Deferred Financing Costs – net (Note 6)	285,952	-
Total Current Assets	1,464,998	1,997,812

Property & Equipment – net (Note 4)	303,099	164,068

Other Assets:
Intangible Assets – net (Note 5)	2,749,433	3,026,564
Deferred Financing Costs – net (Note 6)	-	542,116
Deposits	6,553	2,543
Total Other Assets	2,755,986	3,571,223
Total Assets	$4,524,083	$5,733,103

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities:
Accounts Payable and Accrued Expenses	$368,516	$383,349
Accrued Interest on Convertible Notes (Note 6)	84,567	211,194
Accrued Officers Compensation (Note 9)	81,000	25,000
Common Stock to be Issued (Note 12)	83,211	150,871
Customer Deposits	18,873	14,105
Deferred Rent	3,809	-
Derivative Liability (Note 7)	3,765,541	7,665,502
Convertible Notes Payable, net of discount of $4,513,775	560,225	-
at September 30, 2014 (Note 6)
Total Current Liabilities	4,965,742	8,450,021

Convertible Notes Payable, net of discount of $5,003,558	-	70,442
at December 31, 2013 (Note 6)
Total Long-term Liabilities	-	70,442
Total Liabilities	4,965,742	8,520,463

Commitments and Contingencies	-	-

Stockholders’ Deficiency:
Cumulative Convertible Series A Preferred Stock; par value $0.01, 1,000,000 shares authorized; 510,000 shares issued and outstanding at September 30, 2014 and December 31, 2013	5,100	5,100
Cumulative Convertible Series B Preferred Stock; $1,000 stated value; 7.5% Cumulative dividend; 4,000 shares authorized; none issued and outstanding at September 30, 2014 and December 31, 2013	-	-
Common stock; par value $0.01, 200,000,000 shares authorized; 82,690,650 and 79,867,217 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively.	826,907	798,672
Additional Paid-In Capital	18,927,408	15,674,958
Accumulated Deficit	(20,201,074)	(19,266,090)
Total Stockholders’ Deficiency	(441,659)	(2,787,360)
Total Liabilities and Stockholders’ Deficiency	$4,524,083	$5,733,103

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Sales, net	$515,465	$294,627	$1,204,949	$506,656
Cost of Sales	187,943	185,098	439,929	280,403
Gross profit	327,522	109,529	765,020	226,253

Operating Expenses:
Professional Fees	89,341	93,200	280,166	261,111
Depreciation and Amortization	121,496	112,990	345,790	220,332
Selling Expenses	107,460	36,327	284,615	65,455
Research and Development	30,544	23,041	127,686	39,388
Equity Compensation Expense (Note 8)	1,043,069	66,825	2,448,591	66,825
Consulting fees	44,338	312,116	128,491	495,993
General and Administrative	313,229	166,847	857,571	361,536
Total Operating Expenses	1,749,477	811,346	4,472,911	1,510,640
Loss from Operations	(1,421,955)	(701,817)	(3,707,891)	(1,284,387)

Other Income (Expense):
Amortization of Deferred Financing Costs	(86,327)	(86,253)	(256,165)	(148,044)
Amortization of Debt Discounts	(272,329)	(21,254)	(489,783)	(30,071)
Fair Value Adjustment of Derivative Liability	653,824	(1,677,837)	3,899,961	(6,233,374)
Financing Costs	-	(330,753)	-	(3,198,803)
Interest Expense – Related Party	-	-	-	(161)
Interest Expense	(126,850)	(128,231)	(381,106)	(229,932)
Total Other Income (Expense)	168,318	(2,244,328)	2,772,907	(9,840,385)

Net Loss	$(1,253,637)	$(2,946,146)	$(934,984)	$(11,124,772)

Loss Per Common Share
Basic and Diluted	$(0.02)	$(0.04)	$(0.01)	$(0.15)

Basic and Diluted Weighted Average Common Shares Outstanding	82,690,650	78,569,460	80,601,165	76,677,430

CONTACT:
TOMI™ Environmental Solutions, Inc.
Dr. Halden Shane, Chairman of the Board & Chief Executive Officer
(310) 275-2255 | (800) 525-1698
or
INVESTOR RELATIONS:
Syndicated Capital, Inc.
John T. Hillman, (310) 255-4445